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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               FORM 8-K EQUIVALENT


                                 CURRENT REPORT


       Date of Report (Date of Earliest Event Reported): September 6, 2005

                              BIRDS EYE FOODS, INC.
               (Exact Name of Registrant as Specified in Charter)

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
                  Delaware                                                             16-0845824
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(State or other jurisdiction of incorporation)  (Commission File Number)  (IRS Employer Identification Number)
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       90 Linden Oaks, PO Box 20670, Rochester, New York            14602-0670
       -------------------------------------------------            ----------
           (Address of Principal Executive Offices)                 (Zip Code)

        Registrant's Telephone Number Including Area Code: (585) 383-1850
                                                           --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



    o This Form 8-K Equivalent is only being filed pursuant to a requirement contained in the indenture governing Birds Eye Foods, Inc.'s
              11 7/8 Percent Senior Subordinated Notes Due 2008.

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Item 1.01 Entry into a Material Definitive Agreement

See descriptions below, in Item 5.02 regarding the Birds Eye Foods, Inc. (the "Company" or "Birds Eye Foods") Employment Agreement with Neil Harrison.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 7, 2005, Birds Eye Foods announced that Neil Harrison will join the organization as Chairman, President and Chief Executive Officer. Mr. Harrison succeeds Dennis M. Mullen, who is stepping down as Chairman, President and Chief Executive Officer effective September 7, 2005. Mr. Mullen will continue as the Company's Principal Executive Officer until September 30, 2005. Attached hereto as Exhibit 99.1 is a copy of the press release dated September 7, 2005 which is incorporated herein by reference, announcing these changes.

Biographical and Other Information Regarding Mr. Harrison

The following biographical and other information regarding Mr. Harrison and his compensatory and other arrangements with the Company are provided pursuant to
Item 502(c) (2) and (3) of Form 8-K.

Mr. Harrison, 52, joins Birds Eye Foods from Atkins Nutritionals, Inc. where he served as Chairman and Chief Executive Officer from February 2005 to June 2005. Prior to that role, Mr. Harrison was with the H.J. Heinz Company, where he served as an Executive Vice President of H. J. Heinz and President and Chief Executive Officer of Heinz North America from 2002 to 2004. In this capacity, Mr. Harrison was responsible for the largest business unit of H. J. Heinz, delivering $3.5 billion in sales and managing 10,000 employees. Previously at Heinz, and from 1999 to 2002, Mr. Harrison was the President and Chief Executive Officer of Heinz Frozen Food Company managing a $1.5 billion portfolio of products. His experience in consumer packaged goods and nutrition and weight management includes his role from 1997 to 1999 as President and Chief Executive Officer of Weight Watchers Gourmet Food Company. Mr. Harrison's experience also includes a variety of positions at Miller Brewing Company, PepsiCo, Inc., General Foods Corporation and Unilever.

The material terms of his Employment Agreement (the "Agreement") are described below.

The Company entered into the Agreement with Mr. Harrison dated September 2, 2005. The Agreement states that Mr. Harrison's annual base salary will be at least $600,000, and will be reviewed for increases periodically in accordance with Company policy, but cannot be decreased. Mr. Harrison will receive a guaranteed bonus for the Company's fiscal year ending June 24, 2006 of $350,000, pro-rated for his employment during the Company's 2006 fiscal year.

The Agreement further states that Mr. Harrison's targeted annual bonus will be no less than $350,000, and that he is eligible for a bonus of at least $400,000 upon the achievement of "Superior Bonus Criteria" as defined by the Board of Directors. In addition to the established benefit plans of the Company, Mr. Harrison will be provided with a term life insurance policy of up to $1,500,000, provided, however that the total cost of such insurance is no more than $12,000 per year. Mr. Harrison will also be provided with assistance for his relocation to Rochester, New York.

The Agreement states that Mr. Harrison's Employment Period will commence on September 8, 2005 continuing for four years, but will automatically renew for additional one-year terms unless an advance notice of non-renewal is provided by either party to the other at least 90 days prior to the expiration of the Employment Period, (such period, the "Employment Period"). The Agreement provides that, in general, for two years following the termination of his employment, Mr. Harrison will not compete in the frozen vegetable, frozen fruit, frozen skillet meal or the fruit or pie filling lines of business of the Company or any line of business (other than those currently engaged in by the Company) that accounts for 10% or more of the revenues or net operating cash flows of the Company any time during the Employment Period. In addition, the Agreement provides that for one year following termination, Mr. Harrison will not solicit for employment any of the employees of the Company.


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The employment agreement provides for termination and severance benefits equal to two years of Mr. Harrison's base salary and bonus (defined as the bonus paid to him for the preceding fiscal year and if in fiscal 2006, $350,000), and benefit continuation, if, during his Employment Period with the Company, Mr. Harrison's employment is terminated by the Company without cause or a voluntary termination by Mr. Harrison for "Good Reason" (generally defined as a material breach in the terms of the Agreement by the Company or a material change in Mr. Harrison's employment circumstances by the Company).

In the event that any of the termination benefits that would be paid to Mr. Harrison would constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, such payment or benefits payable to him will be reduced to the extent necessary so that no portion of such payments or benefits shall be subject to the excise tax imposed by Section 4999 of the Code, provided, however that such reduction shall only be made if, by reason of such reduction, Mr. Harrison's net after tax benefit shall exceed the net after tax benefit if such reduction were not made.


Departure of Mr. Mullen

The Company is currently finalizing the definitive terms of Mr. Mullen's departure and on-going relationship with the Company post his departure. These terms will be made available upon their completion. The Company anticipates that, in connection with the payments and benefits it will provide to Mr. Mullen, the Company will recognize a charge to earnings of approximately $4 million during the first quarter of fiscal 2006.

Item 9.01 Financial Statements and Exhibits

Attached hereto as exhibit 99.1 is a copy of a press release of Birds Eye Foods, Inc. issued September 7, 2005 announcing veteran food executive joins Birds Eye Foods, Inc. as Chairman, President and Chief Executive Officer.



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                                   SIGNATURES

         The Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                         BIRDS EYE FOODS, INC.



Date:    September 9, 2005           By: /s/ Earl L. Powers
         ---------------------           --------------------------------------
                                         Earl L. Powers,
                                         Executive Vice President and
                                         Chief Financial Officer and Secretary
                                         (Principal Financial Officer and
                                         Principal Accounting Officer)



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                                INDEX TO EXHIBITS


Exhibit No.                              Description
-----------                              -----------
99.1 Press release of Birds Eye Foods, Inc. issued September 7, 2005 announcing veteran food executive joins Birds Eye Foods, Inc. as Chairman, President and Chief Executive Officer.









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